SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2012
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
 (State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Certain References

References in this Report to “we,” “us,” “our” or the “Company” refer to General Finance Corporation, a Delaware corporation (“GFN”), and its direct and indirect subsidiaries, including GFN North America Corp., a Delaware corporation (“GFNNA”), and its subsidiary Pac-Van, Inc., an Indiana corporation, GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”), its majority-owned subsidiary Royal Wolf Holdings Limited, an Australian corporation publicly traded on the Australian Securities Exchange (“ASX”) (“RWH”), its subsidiary GFN Australasia Finance Pty Limited, an Australian corporation (“GFN Finance”), and its subsidiary RWA Holdings Pty Limited, an Australian corporation (“RWA”), and its Australian and New Zealand subsidiaries. RWH and its subsidiaries are collectively referred to herein as “Royal Wolf.”

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Item 8.01	Other Events	1

Item 9.01	Financial Statements and Exhibits	1

Exhibit 99.1

i

Item 8.01                 Other Events

Royal Wolf (ASX:RWH) announced its financial results for the six months ended December 31, 2011 (“FY 12”) and, along with Appendix 4D and a FY 12 Results Presentation, filed the announcement with the ASX.  The financial results are presented in Australian dollars, have been prepared in accordance with Australian Accounting Standards and other Australian authoritative pronouncements, and are in compliance with International Financial Reporting Standards (“IFRS”).

A copy of the press release of Royal Wolf dated February 10, 2012 is attached as Exhibit 99.1 and is incorporated by reference herein. The Appendix 4D and the FY 12 Results Presentation are available on the Royal Wolf website at www.royalwolf.com.au.

Item 9.01                 Financial Statements and Exhibits

Exhibit:

99.1           Press Release of Royal Wolf dated February 10, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: February 10, 2012	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Press Release of Royal Wolf dated February 10, 2012

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